EXHIBIT 10.2

                CONTRIBUTION AGREEMENT

       This  CONTRIBUTION  AGREEMENT  ("Agreement")  is
entered  into  as of October 1, 2002,  by  and  between
Orbit E-Commerce, Inc., a Nevada corporation ("Orbit"),
and  Phoenix TelNet, LLC, a Delaware limited  liability
company ("Phoenix") (sometimes referred to hereinafter,
individually,   as   AParty@  and,   collectively,   as
Parties@).

      WHEREAS, pursuant to and in furtherance of the Operating Agreement of Phoenix TelNet, LLC, of even date herewith ("Operating Agreement") between Orbit and GAN & Associates, Inc. ("GAN"), Orbit is receiving an ownership interest in Phoenix, and as consideration for said ownership interest has agreed to transfer and assign to Phoenix all of Orbit's rights, title and interest in and to certain intangible assets and intellectual property; and

      WHEREAS,  pursuant  to the  Operating  Agreement,
Phoenix  is  issuing  Orbit an  ownership  interest  in
Phoenix in exchange for Orbit's obligations thereunder,
including   without   limitation  assignment   of   the
aforesaid  intangible assets and intellectual property;
and

      WHEREAS, Orbit and Phoenix desire to enter into this Agreement to effect the transfer and assignment of the assets and intellectual property, free and clear of all claims, liens, encumbrances, mortgages, pledges, security interests adverse claims or restrictions of any nature (collectively "Liens");

      NOW  THEREFORE,  for valuable consideration,  the
receipt   and   sufficiency   of   which   are   hereby
acknowledged, the Parties agree as follows:

        1.    Transfer   and   Assignment.    (a)    In
consideration of the receipt by Orbit of  a  forty-nine
percent  (49%)  ownership interest  in  Phoenix,  Orbit
hereby  transfers, assigns and delivers to Phoenix  all
of  Orbit's rights, title and interest in and  to  that
certain software and associated patents and copyrights,
materials, processes, methods, know-how, expertise  and
systems  necessary  and proper  for  the  provision  of
Internet  access  and  long  distance  voice  over  the
Internet    ("VoIP")   services   (collectively,    the
"Assets").   Specifically excluded from this  Agreement
are the following: (i) any and all trademarks or licenses associated with Orbit's business; (ii) any and all of Orbit's customer lists; (iii) any and all goodwill associated with Orbit's business; and (iv) any and all tangible items utilized by Orbit in the operation of its business.

        (b) Phoenix is not assuming and will not be responsible for any liabilities or obligations of Orbit, whether arising out of or in connection with the Assets, Orbit's business operations or otherwise.

        (c) Orbit will be responsible for effectuating the transfer and assignment to Phoenix, and for payment of any and all applicable fees in connection with the transfer or assignment to Phoenix of any and all patents or copyrights associated with the software included in the Assets. The Parties shall cooperate in good faith and exercise their reasonable best efforts to obtain all necessary consents from any governmental or regulatory authorities or other third-parties to the transfer and assignment of said patents and copyrights.

      2. Representations and Warranties. Orbit hereby represents and warrants to Phoenix as follows:

          (a)  Orbit has good and marketable title
     to  all of the Assets, free and clear of  all
     Liens    and    claims,   whether   absolute,
     contingent  or  otherwise.   Orbit  has   the
     unrestricted  right  to transfer  and  assign
     said Assets to Phoenix, free and clear of all
     Liens.    This   Agreement,   the   Operating
     Agreement  and the transactions  contemplated
     hereby  and thereby have been duly authorized
     and approved by all required corporate action
     by  Orbit,  including without limitation  the
     consent   of   each  of  Orbit's   board   of
     directors.

           (b)  Orbit is in good standing and duly
     qualified  to do business in its jurisdiction
     of    incorporation,   and   in   all   other
     jurisdictions in which it does  business  (if
     any).  Neither the execution nor the delivery
     of this Agreement nor the consummation of the
     transactions contemplated hereby  will,  with
     or without the giving of notice or passage of
     time or both, conflict with or result in  any
     loss  of rights or violation or default under
     any    term    of    Orbit's   articles    of
     incorporation,     by-laws      or      other
     organizational documents or any agreement, mortgage, indenture, license, permit, lease or other instrument, judgment, decree, order, law or regulation by which Orbit or the Assets are bound.

           (c)  All patents or copyrights included
     in  the Assets are validly issued and in good
     standing.   Orbit is in compliance  with  all
     applicable     laws,     regulations,     and
     administrative orders applicable to Orbit  or
     the  patents or copyrights, and Orbit is  not
     aware  of  any  reason  why  the  patents  or
     copyrights  would  not be  valid,   might  be
     revoked, or might not be assigned to Phoenix without adverse restrictions or limitations.
     There is no pending or threatened action by any other governmental agency or third party to suspend, revoke, terminate or challenge any of the patents or copyrights included in the Assets or otherwise investigate Orbit.

           (d)   Orbit  has not given  consent  to
     allow any other party to utilize any of the said Assets. No person or entity holds or has been granted a right of first refusal or option to purchase all or any other portion of the Assets, nor has any party been granted any management rights regarding the same.

           (e)  Except as otherwise expressly  set
     forth  on  Schedule  2(e) to  this  Agreement
     which  is  incorporated herein by  reference,
     there    is    no   claim,   legal    action,
     counterclaim, suit, arbitration, governmental
     investigation  or  litigation  of  any   kind
     threatened  or  pending which  would  have  a
     material  adverse effect on  the  Assets,  on
     Orbit's    authority   to   consummate    the
     transactions  contemplated hereunder,  or  to
     Phoenix's title to the Assets.  There is  not
     outstanding   any   order,  writ,   judgment,
     injunction, decree of any Court, governmental
     agency  or arbitration tribunal which  would,
     individually  or  in the  aggregate,  have  a
     materially  adverse  effect  on  the  Assets,
     Orbit's    ability    to    consummate    the
     transactions   contemplated   hereunder,   or
     Phoenix's title to the Assets.

            (f)   No  claim  for  taxes  has  been
     asserted against Orbit, and no deficiencies for taxes have been assessed against Orbit or the Assets. Orbit has not received notice of any tax audit or investigation and is not a party to any proceeding for the collection of taxes.

            (g)    Orbit  is  not  assigning   any
     employment  agreements  to  Phoenix  and  the
     consummation of the transactions contemplated
     herein  will  not violate or  result  in  the
     breach   of   any   of   Orbit's   employment
     agreements  or agreements with third  parties
     or give rise  to a basis for any suit against
     Phoenix by any of Orbit's employees or agents
     or  any  third  party rendering  services  to
     Orbit.  Orbit has made no representations  or
     promises   to   any   existing,   former   or
     perspective  employees  that  they  will   be
     employed by Phoenix.  Orbit consents to  each
     of  Messrs. Douglas Lloyd, Donald  G.  Payne,
     Rene   Tuerlings,  Sean  Lloyd  and   Michael
     Somerville ("Lloyd Group") entering into an employment agreement with Phoenix and/or an affiliate of Phoenix, and acknowledges that any intangible property developed by any of the Lloyd Group pursuant thereto shall be the property of Phoenix and not Orbit.

           (h)   All information provided by Orbit
     to  Phoenix concerning the Assets or  Orbit's
     business  is true, accurate and complete  and
     no   representation  or  warranty  of   Orbit
     contains any untrue facts or omits material information.

Each of Orbit's representations and warranties shall survive for a period of five (5) years following the execution and delivery of this Agreement by the Parties
("Effective Date").

      3.   Conflicting Agreements.  Orbit warrants that
it  is not a party to nor are any of the Assets subject
to  any contract or arrangement that would preclude  or
would  be  violated  by  Orbit's  performance  of   its
obligations hereunder or by the consummation of the transactions contemplated herein.

      4.   Indemnity.  On and after the Effective Date,
Orbit shall indemnify, defend and hold Phoenix harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses asserted against, imposed upon or incurred by Phoenix resulting from:

            (a)    any  breach  of  any  covenant,
     agreement,  representation  or  warranty   of
     Orbit contained in or made pursuant to this Agreement;

           (b)  any and all liabilities (including
     successor    liabilities)   or    obligations
     relating  to  periods prior to the  Effective
     Date   resulting   from  Orbit's   operation,
     ownership, use or sale of the Assets or  from
     Orbit's   employment   or   termination    of
     employees or agents; and

            (c)    any  and  all  actions,  suits,
     proceedings,  claims,  demands,  assessments,
     judgments,  costs  and  expenses,  including,
     without limitation, attorneys' fees and court
     costs  and expenses, incident to any  of  the
     foregoing  or  incurred in  investigating  or
     attempting  to avoid the same  or  avoid  the
     imposition  thereof  or  in  enforcing   this
     indemnity.

Orbit's obligations under this Section 5 shall survive for a period of five (5) years following the Effective
Date.

     5.  Equitable Relief.  Orbit acknowledges that the
Assets  are  unique  and the loss  to  Phoenix  due  to
Orbit's failure to perform this Agreement could not  be
easily  measured with damages.  In addition to and  not
in  lieu of any remedy at law, Phoenix will be entitled
to  equitable relief without proof of specific monetary
damages, but without waiving any right thereto, in  the
event  of  breach of this Agreement by Orbit.   Without
limiting  the foregoing, Phoenix shall be  entitled  to
obtain   a  temporary  restraining  order,  preliminary
injunction, permanent injunction or other relief to specifically enforce the terms of the Agreement. Orbit hereby waives all requirements and demands that Phoenix post a bond or other surety arrangement in connection with the issuance of any such decree, and further waives any defense in any such proceeding that Phoenix has an adequate remedy at law and agrees to interpose no objection, legal or otherwise, as to the propriety of specific performance as a remedy.

      6.    Entire Agreement; Amendments; Waivers.  The
Operating  and  this  Agreement  (together   with   the
schedules and exhibits thereto and hereto) contain  the
entire  and  final  understanding of the  Parties  with
respect to the subject matter contained herein.  In the
event  of any conflict between this Agreement  and  the
Operating  Agreement,  the  Operating  Agreement  shall
govern.   GAN  is  an  intended  beneficiary  of   this
Agreement.   This Agreement may be amended  only  by  a
written  instrument executed by the  Parties  or  their
respective   successors  or  permitted  assigns.    The
section  headings contained in this Agreement  are  for
reference purposes only and shall not affect in any way
the  meaning  or interpretation of this Agreement.   No
provision in this Agreement shall be deemed waived by course of conduct, unless such waiver is in writing, signed by both Parties and states specifically that it is intended to waive a provision of this Agreement.
Any failure by either Party hereto to comply with any of its obligations, agreements or covenants hereunder may be waived, in writing, by the other Party, but no such waiver shall be deemed a waiver of any other breach or default.

      7.   Notice.   All written notices  permitted  or
required  under  this  Agreement  shall  be  given   by
facsimile,   or   by   recognized  overnight   courier,
delivered on a business day, addressed as follows:

      (a)  If to Orbit:  Orbit E-Commerce, Inc.
                         Attn.:  Douglas Lloyd
                         48 Steeplechase Avenue
                         Aurora, ON L6W4E5  Canada
                         Fax No.: 905-726-9398

      (b)  If    to   Phoenix:
                         Phoenix TelNet, LLC
                         Attn.: Albert Schneider
                         526 Superior East, Suite 724
                         Cleveland, OH 44114
                         Fax No.:  (216) 579-9791

or to such other address as either Party may from time to time specify by written notice to the other.

      8.   Governing Law; Jurisdiction.  This Agreement
shall  be construed in accordance with and governed  by
the  laws  of  the State of Ohio.  Each of the  Parties
hereby  acknowledges and agrees that any  suit  arising
out of this Agreement must be brought in a local, state
or  federal  court  of  competent jurisdiction  located
within  Cuyahoga  County in the  State  of  Ohio.   THE
PARTIES CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE
OR  FEDERAL  COURT LOCATED IN CUYAHOGA  COUNTY  IN  THE
STATE  OF  OHIO,  AND WAIVE ANY OBJECTION  RELATING  TO
IMPROPER VENUE OR FORUM NON CONVENIENS, TO THE  CONDUCT
OF   ANY   PROCEEDING  BY  SUCH  COURT.   THE   PARTIES
IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY.

      9.   Attorneys'  Fees and Costs.   Should  either
Party be required to retain the services of an attorney
to  file  an  action  to  enforce  any  of  the  rights
hereunder,  or  under any other document  executed  and
delivered   pursuant  to  this  Agreement,  the   Party
substantially  prevailing  in  such  action  shall   be
entitled to recover reasonable attorneys' fees and court costs in connection therewith in an amount to be fixed by the court hearing such action.

     11.  Severability. In the event that any covenant,
condition or other provision contained in the Agreement
is  held  to  be  invalid,  void  or  unlawful  by  any
administrative   agency   or   court    of    competent
jurisdiction, that provision shall be deemed severable,
if  possible,  from the remainder of the Agreement  and
shall  in no way affect, impair or invalidate any other
covenant,   condition  or  other   valid   and   lawful
provision, so as to preserve the rights and obligations
of  the Parties hereto.  The Parties agree to use their
best   efforts  to  modify  immediately  the  offending
provision to conform to the relevant law or regulation, while preserving the material benefits to each Party contemplated by this Agreement.

      12. Authority and Capacity. Each of the persons signing this Agreement represents and warrants that he or she is duly authorized to execute and deliver this Agreement and that this Agreement is binding upon the Party for whom such person has signed, and that the signature of no other party or person is required in order to bind such Party.

     13. Counterparts. This Agreement may be executed in one or more counterparts, and all counterparts so executed shall constitute one agreement, binding on both Parties.

     IN WITNESS WHEREOF, the Parties have duly executed this Contribution Agreement as of the day and year first above-written.

ORBIT E-COMMERCE, INC.

By: /s/ Douglas Lloyd
     Douglas Lloyd,
     President & Director

By:/s/ Donald G. Payne
     Donald G. Payne, Chief Financial Officer
     & Director


PHOENIX TELNET, LLC
By:  GAN & Associates, Inc., Managing Member
     Gregory A. Neely, President


By: /s/ Gregory A. Neely, President
        Gregory A. Neely, President